UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) May 12, 2010

Radian Group Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-11356	23-2691170
(Commission File Number)	(IRS Employer Identification No.)

1601 Market Street, Philadelphia, Pennsylvania	19103
(Address of Principal Executive Offices)	(Zip Code)

(215) 231 - 1000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03.	Material Modification to Rights of Security Holders.

On May 12, 2010, as part of the tax benefit preservation strategy of Radian Group Inc. (the “Company”), the Company’s stockholders approved an amendment to the Company’s Amended and Restated Certificate of Incorporation (the “Charter Amendment”) to implement certain restrictions on the transfer of the Company’s common stock, which are intended to preserve the Company’s substantial net operating losses (“NOLs”) and other tax attributes for U.S. federal income tax purposes (the “tax benefits”). Following stockholder approval, on May 12, 2010, the Company filed the Charter Amendment with the Secretary of State of the State of Delaware pursuant to Section 242 of the Delaware General Corporation Law. The Company’s board of directors (the “Board”) had previously approved the Charter Amendment, subject to stockholder approval, on February 10, 2010. The Board further approved a subsequent amendment to the Charter Amendment on April 30, 2010, which requires approval of these transfer restrictions by the Company’s stockholders every three years in addition to the existing termination provisions in the Charter Amendment.

The Company has substantial tax benefits that can generally be used to offset its future taxable income, and therefore, reduce its U.S. federal income tax obligations. As of March 31, 2010, the Company had approximately $1.6 billion of NOL carryforwards. The Company’s ability to use these NOL carryforwards and other tax benefits, however, will be adversely affected if the Company experiences an “ownership change” as defined under Section 382 of the Internal Revenue Code. In general, an ownership change will occur if the “five-percent shareholders,” as defined under Section 382 (a “Section 382 five-percent shareholder”), collectively increase their ownership in the Company (as determined for Section 382 purposes) by more than 50 percentage points over the lowest percentage of the Company’s common stock owned by such shareholders at any time during a rolling three-year testing period.

The transfer restrictions imposed by the Charter Amendment prohibit any person from transferring, directly or indirectly, any of the shares of common stock restricted by the Charter Amendment if the transfer would: (i) create or result in a person becoming a Section 382 five-percent shareholder; or (ii) increase the stock ownership of any existing Section 382 five-percent shareholder.

Delaware law provides that, with respect to shares of common stock issued before the effectiveness of the Charter Amendment, the transfer restrictions will be effective against: (i) stockholders with respect to shares that were voted in favor of the Charter Amendment; and (ii) transferees of shares that were voted in favor of the Charter Amendment if (a) the transfer restriction is conspicuously noted on the certificates or book entry records representing such shares or (b) the transferee had actual knowledge of the transfer restrictions (even absent such conspicuous notation). Any shares of the Company’s common stock issued after the effective date of the Charter Amendment will be issued with the transfer restriction conspicuously noted on the certificates or book entry record representing such shares; and, therefore, under Delaware law, such newly issued shares will be subject to the transfer restrictions.

The Board (or a committee thereof) has the discretion to grant exemptions to persons or transactions from the transfer restrictions in the Charter Amendment if it determines that the transfer will not be likely to limit the availability of the Company’s tax benefits or is otherwise in the best interests of the Company.

In addition to the Charter Amendment, the Company also has adopted as part of its tax benefit preservation strategy: (i) a Tax Benefit Preservation Plan, dated as of October 9, 2009 (and amended and restated on February 12, 2010) and as further amended on May 3, 2010, between the Company and the Bank of New York Mellon, as rights agent (the “Tax Benefit Preservation Plan”); and (ii) an amendment to the Company’s Amended and Restated Bylaws (the “Bylaw Amendment”). The Tax Benefit Preservation Plan, as described in the Company’s 2010 Proxy Statement filed with the U.S. Securities and Exchange Commission (the “SEC”) on April 13, 2010 and in a supplement to such proxy statement filed with the SEC on May 3, 2010, was also approved by the Company’s stockholders on May 12, 2010. The Bylaw Amendment contains substantially similar transfer restrictions as the Charter Amendment, a description of which can be found on a Current Report on Form 8-K dated April 30, 2010 and filed with the SEC on May 4, 2010.

In general, the Tax Benefit Preservation Plan and the transfer restrictions contained in the Bylaw Amendment and in the Charter Amendment will each terminate if: (i) they are not re-approved by the Company’s stockholders every three years; (ii) the Board determines that the transfer restrictions contained therein are no longer necessary for the preservation of the tax benefits; or (iii) the Board determines that the potential limitation on the use of the tax benefits under Section 382 is no longer material to the Company, which the Board has agreed to review annually.

The preceding description of the Charter Amendment is qualified in its entirety by reference to the Charter Amendment, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2010 Long-Term Incentive Awards

On May 12, 2010, upon the recommendation of the Compensation and Human Resources Committee (the “Committee”) of the Board, the Board granted annual long-term incentive awards to the Company’s executive officers, including its named executive officers. The grants consisted of: (i) performance based restricted stock units (“RSUs”) under the Radian Group Inc. 2008 Equity Compensation Plan (the “2008 Equity Plan”); (ii) non-qualified stock options under the 2008 Equity Plan; and (iii) cash performance awards under the Radian Group Inc. 2008 Executive Long-Term Incentive Cash Plan (the “2008 Executive LTI Plan”).

2010 Performance Based RSU Awards

The Board granted performance based RSU awards under the 2008 Equity Plan to each of the named executive officers in the following target amounts (the “target RSU awards”): Mr.

Ibrahim – 72,800 RSUs; Ms. Bryce – 36,400 RSUs; Mr. Quint – 18,200 RSUs; Mr. DelGatto – 8,200 RSUs; and Mr. Theobald – 12,800 RSUs. Under the target RSU awards, which generally vest on the third anniversary of the grant date, the named executive officers are entitled to receive shares of the Company’s common stock based on the achievement of the following performance goals:

•

50% of each target RSU award (the “Peer Group RSU Award”) is based on the total shareholder return (“TSR”) for the Company compared to the relative TSRs of a group of the Company’s peers. Depending on the Company’s TSR performance relative to the companies in its peer group, the Peer Group RSU Award will vest at a percentage varying from 0% to 100%; and

•

the remaining 50% of each target RSU award (the “S&P 400 RSU Award”) is based on the Company’s TSR compared to the relative TSRs of companies included in the Standard & Poor’s 400 index (the “S&P 400”). Depending on the Company’s TSR performance relative to the companies included in the S&P 400, the S&P 400 RSU Award will vest at percentages varying from 0% to 150%.

Upon the occurrence of certain corporate events impacting one or more of the companies included in the Company’s peer group, the Committee may determine that performance for the RSU awards will be measured solely based on the Company’s TSR compared to the relative TSRs of the companies included in the S&P 400. In this event, participants would be entitled to receive shares of the Company’s common stock up to an amount equal to 150% of their total target RSU awards, based on relative TSR performance.

The Company’s TSR will be determined by measuring the change in market value of the Company’s common stock during the performance period, beginning with the closing price of the Company’s common stock on the New York Stock Exchange on May 12, 2010 and ending with the average closing price for the 30 trading days ending on May 12, 2013 and by assuming that dividends, if any, are reinvested. The TSR for the Company’s peer group and the companies in the S&P 400 will be determined in a similar fashion and as of the same dates as for the Company’s TSR period.

The performance based RSU awards provide for “double trigger” vesting in the event of a change of control. In the event of a change of control of the Company, the RSUs will become payable at target upon the vesting of the awards three years from the grant date. However, if a named executive officer’s employment is terminated by the Company without “cause,” or the named executive officer terminates employment for “good reason,” in each case within 90 days before or one year after a change of control, the RSUs will become fully vested and payable at target upon such termination. Similarly, the RSUs will become fully vested and payable at target in the event of a named executive officer’s death, disability or retirement. Mr. Ibrahim has waived his right to the accelerated payment of his RSUs in the event of his retirement. If Mr. Ibrahim retires before the end of the three year performance period, Mr. Ibrahim’s award will remain outstanding and will become payable at the end of the performance period to the extent that the performance criteria discussed above have been satisfied, or as provided above in the event of a change of control.

2010 Stock Option Awards

The Board granted non-qualified stock options (each an “Option”) under the 2008 Equity Plan to each of the named executive officers in the following amounts: Mr. Ibrahim – 87,900 options; Ms. Bryce – 44,000 options; Mr. Quint – 22,000 options; Mr. DelGatto – 9,900 options; and Mr. Theobald – 15,400 options. Each Option has a per share exercise price of $10.42 (the per share closing price of the Company’s common stock on the New York Stock Exchange on May 12, 2010), a seven-year term, with 50% of the award vesting on the third anniversary of the grant date and the remaining 50% of the award vesting on the fourth anniversary of the grant date.

The Options provide for “double trigger” vesting in the event of a change of control. If a named executive officer’s employment is terminated by the Company without “cause,” or the named executive officer terminates employment for “good reason,” in each case within 90 days before or one year after a change of control, the Options will become fully vested and exercisable. Similarly, the Options will become fully vested and exercisable in the event of a named executive officer’s death, disability or retirement. Mr. Ibrahim has waived his right to the accelerated exercisability of his Options in the event of his retirement. If Mr. Ibrahim retires before the Options are otherwise exercisable, Mr. Ibrahim’s Options will remain outstanding and become exercisable in accordance with the three and four year vesting schedule for such Options.

2010 Cash Performance Awards

The Board granted performance based cash awards under the 2008 Executive LTI Plan to each named executive officer with a target award payout opportunity equal to the following: Mr. Ibrahim – 100% of base salary; Ms. Bryce – 100% of base salary; Mr. Quint – 54.1% of base salary; Mr. DelGatto – 30% of base salary; and Mr. Theobald – 50% of base salary.

Performance for 50% of each award will be measured over a three-year performance period, beginning May 30, 2010 and ending May 30, 2013. Performance for the remaining 50% of such award will be measured over a four-year performance period, beginning May 30, 2010 and ending May 30, 2014. At the end of each performance period, the Committee will determine, in its sole discretion, the specific cash payout to each named executive officer, which may range from 0% to 300% of the amount of the target award then under consideration, based on the Committee’s view of the Company’s overall corporate performance, the participant’s performance and the degree to which each of the following performance measures have been satisfied: (i) mortgage insurance market share; (ii) capital management; (iii) mortgage insurance credit quality; (iv) expense management; and (v) operating profitability. All payouts will be paid in cash in a lump sum (there is no stock awarded under the 2008 Executive LTI Plan), net of applicable withholdings.

The cash performance awards provide for a “double trigger” vesting in the event of a change of control. If a named executive officer’s employment is terminated by the Company without “cause,” or the named executive officer terminates employment for “good reason,” in each case within 90 days before or one year after a change of control, the cash performance award will become fully vested at the target amount.

The foregoing summary of the 2010 long-term incentive awards is not a complete description of all of the terms and conditions of the performance based RSU awards, stock option awards and cash-based performance awards and is qualified in its entirety by reference to the full text of the form of grant instruments, which the Company plans to file as exhibits to its Quarterly Report on Form 10-Q for the quarter ended June 30, 2010.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Item 3.03 above is incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders

On May 12, 2010, the Company held its 2010 Annual Meeting of Stockholders. At the meeting, the following proposals were submitted to a vote of the Company’s stockholders, with the voting results indicated below:

(1)	Election of ten directors for a term of one year each, to serve until their successors have been duly elected and have qualified or until their earlier removal and resignation:

	For	Against	Abstain	Broker Non-Votes
Herbert Wender	44,052,000	9,201,130	71,147	11,507,603
David C. Carney	44,277,923	8,975,305	71,049	11,507,603
Howard B. Culang	41,255,753	11,336,527	731,997	11,507,603
Stephen T. Hopkins	41,241,537	11,350,666	732,074	11,507,603
Sanford A. Ibrahim	44,564,803	8,691,647	67,827	11,507,603
James W. Jennings	44,177,354	9,072,874	74,049	11,507,603
Ronald W. Moore	41,309,325	11,296,736	718,216	11,507,603
Jan Nicholson	45,627,769	7,623,288	73,220	11,507,603
Robert W. Richards	44,398,130	8,851,293	74,854	11,507,603
Anthony W. Schweiger	41,428,371	11,159,131	736,775	11,507,603

(2)	Approval of an amendment to the Radian Group Inc. 2008 Equity Compensation Plan to increase the number of shares of common stock authorized for issuance under the plan by 800,000 additional shares:

For	Against	Abstain	Broker Non-Votes
40,557,484	12,709,656	57,137	11,507,603

(3)	Approval of an amendment to the Radian Group Inc. Amended and Restated Certificate of Incorporation relating to the Company’s tax benefit preservation strategy:

For	Against	Abstain	Broker Non-Votes
49,154,117	4,110,502	59,658	11,507,603

(4)	Approval of the Radian Group Inc. Tax Benefit Preservation Plan, as amended:

For	Against	Abstain	Broker Non-Votes
38,880,635	14,382,016	61,626	11,507,603

(5)	Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2010:

For	Against	Abstain	Broker Non-Votes
64,429,521	224,014	178,345	0

Item 8.01.	Other Events.

On May 11, 2010, the Company closed the previously disclosed sale of 50,000,000 newly issued shares of its common stock at a public offering price of $11.00 per share for net proceeds of approximately $526 million, after deducting underwriters’ discounts and estimated offering expenses. The underwriters may also purchase up to an additional 7,500,000 shares of the Company’s common stock within 30 days of May 5, 2010, solely to cover over-allotments, if any.

The shares are being issued pursuant to an effective shelf registration statement that was previously filed with the SEC. The offering was made by means of a prospectus and related prospectus supplement. Copies of the prospectus and related prospectus supplement for the offering may be obtained by contacting Keefe, Bruyette & Woods, Inc., Equity Capital Markets at 787 Seventh Avenue, 4th Floor, New York, NY 10019 or Morgan Stanley & Co. Incorporated, 180 Varick Street, 2nd Floor, New York, NY 10014, Attention: Prospectus Department, 1-866-718-1649.

The material contained this Item 8.01 is for informational purposes only and is not an offer to buy or the solicitation of an offer to sell any security of the Company, nor will there be any sale of such security in any jurisdiction in which such offer, sale or solicitation would be unlawful. The offering may be made only by means of the prospectus and related prospectus supplement.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Second Amendment to the Amended and Restated Certificate of Incorporation of Radian Group Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RADIAN GROUP INC.
(Registrant)

Date: May 18, 2010	By:	/s/ C. Robert Quint
C. Robert Quint
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Second Amendment to the Amended and Restated Certificate of Incorporation of Radian Group Inc.